SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549


                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): May 10, 1999



                             LAKELAND BANCORP, INC.
             (Exact name of registrant as specified in its charter)


                                   New Jersey
                 (State or other jurisdiction of incorporation)


       33-27312                                            22-2953275
 (Commission File Number)                    (IRS Employer Identification No.)


                 250 Oak Ridge Road, Oak Ridge, New Jersey 07438
--------------------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code: 973-697-2000


                                 Not Applicable
          (Former name of former address, if changed since last report)

Item 5.  Other Events

          On May 10, 1999, Lakeland Bancorp, Inc. ("Lakeland") named Roger Bosma its President and Chief Executive Officer, effective June 1999. Lakeland also intends for Mr. Bosma to become a director of both Lakeland and its subsidiary, Lakeland Bank.

          Mr. Bosma presently serves as the Executive Vice President, Retail Lending of HUBCO, Inc. and was the former President of HUBCO's subsidiary bank, Bank of the Hudson. Prior to that he was the President and Chief Executive Officer of Independence Bank of New Jersey.

          Lakeland also announced that with the arrival of Mr. Bosma, Lakeland will make the following additional organizational changes:

     o John W. Fredericks, currently the President of both Lakeland and Lakeland Bank, will become the Chairman of both entities;

     o Robert B. Nicholson, currently the Chairman of Lakeland and Lakeland Bank, will become the Vice Chairman of both entities;

     o Arthur L. Zande, currently the Executive Vice President and Chief Executive Officer of Lakeland and Lakeland Bank, will continue as Chief Executive Officer of Lakeland Bank and will become Lakeland Bank's President; and

     o Bruce G. Bohuny, currently the Secretary of Lakeland and Lakeland Bank, will also become Senior Vice President-Real Estate of Lakeland.


                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   LAKELAND BANCORP, INC.



                                                   /s/ John W. Fredericks
                                                   _____________________________
                                                   John W. Fredericks, President


Dated:  May 10, 1999